CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated October 26, 2009 on Dreyfus Municipal Bond Fund for the fiscal year ended August 31, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-56878 and 811-2653) of Dreyfus Bond Funds, Inc.

Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
December 18, 2009